                                                                  Exhibit 3.1(b)


                                 STATE OF MARYLAND


                                                                          404175



                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
              301 West Preston Street, Baltimore, Maryland 21201


                                                        DATE:  NOVEMBER 22, 1995



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR IMPERIAL CREDIT MORTGAGE HOLDINGS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON NOVEMBER 22, 1995 AT 6:51 P.M.



FEE PAID:      $78.00



[SEAL]



                                         HARRY J. NOONAN
                                         CHARTER SPECIALIST
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                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                    ---------------------------------------


                             ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:


     FIRST: The charter of Imperial Credit Mortgage Holdings, Inc., a Maryland
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corporation (the "Corporation"), is hereby amended by deleting certain provisions of Article VII of the Articles of Amendment and Restatement as follows and substituting in lieu thereof the following:


     1. Section 7.1 is hereby amended by deleting the first sentence of the definition of "Aggregate Stock Ownership Limit" in its entirety and substituting in lieu thereof the following new sentence:

               "Aggregate Stock Ownership Limit.  The term "Aggregate Stock
                -------------------------------
          Ownership Limit" shall mean not more than 9.5 percent in value of the outstanding shares of Capital Stock."

     2. Section 7.1 is hereby amended by deleting the first sentence of the definition of "Common Stock Ownership Limit" in its entirety and substituting in lieu thereof the following new sentence:

               "Common Stock Ownership Limit.  The term "Common Stock Ownership
                ----------------------------
          Limit" shall mean not more than 9.5 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation."

     3. Section 7.2.9 is hereby amended by deleting subsections (i) and (ii) in their entireties and substituting in lieu thereof the following new subsections:

               "(i) no person may Beneficially or Constructively own shares of the Corporation's Common Stock in excess of 9.5 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively own shares of Capital Stock of the Corporation in excess of 9.5 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);"

     SECOND:  The amendment to the charter of the Corporation as set forth above
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has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     THIRD:  The undersigned President acknowledges these Articles of Amendment
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to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true and in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of November, 1995.


ATTEST:                                 IMPERIAL CREDIT MORTGAGE
                                        HOLDINGS, INC.



  /s/ Richard J.  Johnson               By:    /s/ William S. Ashmore    [SEAL]
--------------------------                 -------------------------
Richard J. Johnson                         William S. Ashmore
Secretary                                  President